Exhibit 99.1

Q3 2015 Results Announced for EQT Midstream Partners and EQT GP Holdings

PITTSBURGH--(BUSINESS WIRE)--October 22, 2015--EQT Midstream Partners, LP (NYSE: EQM) and EQT GP Holdings, LP (NYSE: EQGP) today announced third quarter 2015 financial and operating results. EQT Midstream Partners, LP (EQM) net income for the quarter totaled $94.1 million, adjusted EBITDA was $113.4 million, and distributable cash flow was $101.8 million. EQM adjusted operating income was $102.2 million, or 28% higher than the same quarter last year. Net income attributable to EQT GP Holdings, LP (EQGP) for the third quarter totaled $38.1 million. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section of this news release.

In December 2013, EQM entered into a capital lease with EQT Corporation (EQT) for its Allegheny Valley Connector facilities (AVC), which includes a 200-mile pipeline regulated by the Federal Energy Regulatory Commission (FERC). EQM operates the AVC and the related revenue and expenses are included in the financial statements; however, the monthly lease payment to EQT offsets the impact on distributable cash flow. As a result, third quarter 2015 operating results are discussed on an adjusted basis, excluding the AVC. Payments due under the lease totaled $3.1 million for the third quarter. The revenue and expenses associated with the AVC are found in the reconciliation table in the Non-GAAP Disclosures section of this news release.

EQM third quarter adjusted operating revenue increased $27.9 million, or 24%, compared to the same quarter last year. The increase was primarily due to an increase in contracted firm transmission and gathering capacity and an increase in gathered volume. Adjusted operating expenses were up $5.4 million versus the third quarter of 2014, consistent with the growth of the business.

QUARTERLY DISTRIBUTION

EQM

For the third quarter of 2015, EQM will pay a quarterly cash distribution of $0.675 per unit. The distribution will be paid on November 13, 2015 to EQM unitholders of record at the close of business on November 2, 2015. The quarterly cash distribution is $0.035 per unit, or 5.5% higher than the second quarter of 2015 and $0.125 per unit or 23% higher than the third quarter of 2014.

EQGP

For the third quarter of 2015, EQGP will pay a quarterly cash distribution of $0.104 per unit. The distribution represents a 13% increase to the equivalent full-quarter distribution for the second quarter 2015. The distribution will be paid on November 23, 2015 to EQGP unitholders of record at the close of business on November 2, 2015. For the quarter, EQGP expects to receive $28.6 million of cash distributions from EQM and will distribute $27.7 million.

GUIDANCE

EQM forecasts full-year 2015 adjusted EBITDA of $440 – $445 million and full-year distributable cash flow of $395 – $400 million. EQM is targeting annual distribution growth of 20% through 2017, which will result in more than 40% annual distribution growth at EQGP over the same time period. The financial and distribution guidance does not include financial impacts of potential acquisitions.

EQM CAPITAL EXPENDITURES

Expansion

Total expansion capital expenditures, including capital contributions to Mountain Valley Pipeline, LLC (MVP), totaled $110 million in the third quarter. EQM forecasts 2015 total expansion capital expenditures, including capital contributions to MVP, of approximately $450 – $480 million.

During the third quarter, EQM continued its gathering infrastructure expansion with approximately $52 million in investments related to gathering pipeline and compression projects for EQT and third-party producers. A majority of the investment was related to the Jupiter Gathering System (Jupiter) and the Northern West Virginia Marcellus Gathering System (NWV Gathering). EQM forecasts total gathering related investments of approximately $195 – $205 million in 2015.

EQM invested approximately $21 million in the Ohio Valley Connector (OVC) project during the third quarter. The OVC is estimated to cost $300 million, of which approximately $100 – $110 million is expected to be invested in 2015.

EQM invested $7 million during the quarter in other transmission expansion projects; with a total of approximately $50 million expected for transmission projects in 2015.

During the third quarter, EQM made a capital contribution of $30 million to MVP; and expects total capital contributions to MVP of $105 – $115 million in 2015. EQM expects its investment in MVP to total approximately $1.8 billion based on its 54% ownership in MVP, with a majority of the expenditures occurring in 2017 and 2018 during the construction phase.

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of expected reimbursements, totaled $5.9 million in the third quarter 2015. EQM forecasts full-year 2015 ongoing maintenance capital expenditures of approximately $20 million.

Project Update

Jupiter Gathering System

EQM recently placed into service two compressor units; one in September and the other in October. Combined, the two compressors increased the firm gathering capacity by 200 MMcf per day, resulting in total firm gathering capacity on Jupiter of 775 MMcf per day. The expansion of Jupiter was completed on schedule as outlined when EQM acquired the gathering system from EQT in April 2014.

Mountain Valley Pipeline

On October 1, 2015, MVP announced that Roanoke Gas Company, an affiliate of RGC Resources, Inc. (RGC), will become a shipper on the pipeline in order to supply and expand its southwest Virginia customer base. In addition, RGC acquired a 1% ownership interest in MVP. EQM will be the operator of the proposed pipeline and holds a 54% majority owner interest in MVP. MVP expects to file a certificate application with the Federal Energy Regulatory Commission later this month and continues to target an in-service date of Q4 2018.

NON-GAAP DISCLOSURES

EQM Adjusted EBITDA and Distributable Cash Flow

As used in this news release, EQM adjusted EBITDA means EQM’s net income plus interest expense, depreciation and amortization expense, and non-cash long-term compensation expense less equity income, other income and capital lease payments. As used in this news release, distributable cash flow means EQM adjusted EBITDA less interest expense, excluding capital lease interest and ongoing maintenance capital expenditures, net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

  EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;
  the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;
  EQM’s ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQM believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in EQM’s quarterly report on Form 10-Q for the quarter ended September 30, 2015.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands)	Three Months Ended September 30, 2015
Operating revenues:
Transmission and storage	$69,906
Gathering	78,883
Total operating revenues	148,789
Operating expenses:
Operating and maintenance	18,456
Selling, general and administrative	14,205
Depreciation and amortization	13,217
Total operating expenses	45,878
Operating income	102,911
Equity income	753
Other income	1,716
Interest expense	11,264
Net income	$94,116
Add:
Interest expense	11,264
Depreciation and amortization expense	13,217
Non-cash long-term compensation expense	328
Less:
Equity income	(753)
Other income	(1,716)
Capital lease payments for AVC	(3,078)
Adjusted EBITDA	$113,378
Less:
Interest expense, excluding capital lease interest	(5,697)
Ongoing maintenance capital expenditures, net of expected reimbursements	(5,902)
Distributable cash flow	$101,779
Distributions declared(1):
Limited Partner	$48,513
General Partner	13,883
Total	$62,396
Coverage ratio	1.63x

(Thousands)	Three Months Ended September 30, 2015

Net cash provided by operating activities	$80,761
Adjustments:
Interest expense	11,264
Capital lease payments for AVC	(3,078)
Other, including changes in working capital	24,431
Adjusted EBITDA	$113,378

(1)

Reflects cash distribution of $0.675 per limited partner unit for the third quarter and 71.87 million limited partner units outstanding as of October 22, 2015. If limited partner units are issued prior to November 2, 2015, the aggregate level of all distributions will be higher than reflected.

EQM Adjusted Operating Revenues, Adjusted Operating Expenses, Adjusted Operating Income and Adjusted Income Before Income Taxes

EQM adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes, all of which exclude the impact of the AVC, are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate EQM’s performance. The AVC did not have a net positive or negative impact on EQM’s distributable cash flow. Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes should not be considered as alternatives to operating revenues, operating expenses, operating income or income before income taxes, or any other measure of financial performance presented in accordance with GAAP. The table below reconciles adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes with operating revenues, operating expenses, operating income and income before income taxes as derived from the statements of consolidated operations to be included in EQM’s quarterly report on Form 10-Q for the quarter ended September 30, 2015.

	Three Months Ended September 30, 2015
(Thousands)	Reported Results	Adjustment to exclude AVC	Adjusted Results (excludes AVC)
Operating revenues:
Operating revenues – affiliate	$111,575	$—	$111,575
Operating revenues – third party	37,214	(5,997)	31,217
Total operating revenues	148,789	(5,997)	142,792

Operating expenses:
Operating and maintenance	18,456	(1,489)	16,967
Selling, general and administrative	14,205	(1,430)	12,775
Depreciation and amortization	13,217	(2,410)	10,807
Total operating expenses	45,878	(5,329)	40,549
Operating income	102,911	(668)	102,243
Equity income	753	—	753
Other income	1,716	—	1,716
Interest expense	11,264	(5,567)	5,697
Income before income taxes	$94,116	$4,899	$99,015

	Three Months Ended September 30, 2014(1)
(Thousands)	Reported Results	Adjustment to exclude AVC	Adjusted Results (excludes AVC)
Operating revenues:
Operating revenues – affiliate	$86,718	$-	$86,718
Operating revenues – third party	34,204	(6,021)	28,183
Total operating revenues	120,922	(6,021)	114,901

Operating expenses:
Operating and maintenance	13,837	(1,476)	12,361
Selling, general and administrative	12,674	(980)	11,694
Depreciation and amortization	12,545	(1,472)	11,073
Total operating expenses	39,056	(3,928)	35,128
Operating income	81,866	(2,093)	79,773
Other income	806	—	806
Interest expense	8,660	(4,721)	3,939
Income before income taxes	$74,012	$2,628	$76,640

(1)	Q3 2014 has been recast to include the historical results of NWV Gathering.

Q3 2015 Webcast Information

EQM and EQGP will host a joint live webcast with security analysts today at 11:30 a.m. ET. Topics include third quarter 2015 financial results, operating results, and other matters. The webcast is available at www.eqtmidstreampartners.com, with a replay available for seven days following the call.

EQT, which owns EQGP’s general partner and holds a 90% limited partner interest in EQGP, will also host a webcast with security analysts today at 10:30 a.m. ET. EQM and EQGP unitholders are encouraged to listen-in, as the discussion may include topics relevant to EQM and EQGP, such as EQT's financial and operational results, potential asset dropdown transactions, and specific reference to EQM and EQGP third quarter 2015 results. The webcast can be accessed via www.eqt.com, with a replay available for seven days following the call.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns 700 miles and operates an additional 200 miles of FERC-regulated interstate pipelines; and also owns more than 1,600 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:

EQT GP Holdings, LP is a limited partnership that owns a 30% limited partner interest and 2% general partner interest, including 100% of the incentive distribution rights, in EQT Midstream Partners, LP. EQT Corporation owns a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

EQM and EQGP management speak to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the EQM and EQGP website at www.eqtmidstreampartners.com.

Cautionary Statements

EQM is unable to provide a reconciliation of its projected adjusted EBITDA and projected distributable cash flow to projected net income or projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles (GAAP), because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQGP and its subsidiaries, including EQM, including guidance regarding EQM’s transmission and storage and gathering revenue and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to transmission and gathering projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector and Mountain Valley Pipeline (MVP); the ultimate terms, partners and structure of the MVP joint venture; natural gas production growth in EQM’s operating areas for EQT and third parties; asset acquisitions, including EQM’s ability to complete any asset purchases from EQT or third parties and anticipated synergies and accretion associated with any acquisition; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments, projected capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution amounts, rates and growth; projected adjusted EBITDA and projected distributable cash flow, including the effect of the AVC lease on distributable cash flows; future AVC lease payments; the timing and amount of future issuances of EQM common units under EQM’s $750 million at the market equity distribution program; the effects of government regulation and litigation; and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and EQGP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and EQGP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and EQGP’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2014 and under Part II, Item 1A, “Risk Factors” of EQGP’s Form 10-Q for the quarter ended June 30, 2015, as each may be updated by any subsequent Form 10-Q’s. Any forward-looking statement speaks only as of the date on which such statement is made, and neither EQM nor EQGP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQT Corporation and its subsidiaries, other than EQM and EQGP, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s and EQGP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s and EQGP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM or EQGP, as applicable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP Statements of Consolidated Operations (unaudited)

	Three Months Ended
	September 30,
(Thousands, except per unit amounts)	2015	2014(1)
Operating revenues(2)	$148,789	$120,922

Operating expenses:
Operating and maintenance	18,456	13,837
Selling, general and administrative	14,205	12,674
Depreciation and amortization	13,217	12,545
Total operating expenses	45,878	39,056
Operating income	102,911	81,866
Equity income	753	—
Other income	1,716	806
Interest expense	11,264	8,660
Income before income taxes	94,116	74,012
Income tax expense	—	6,311
Net income	$94,116	$67,701

Calculation of limited partner interest in net income:
Net income	$94,116	$67,701
Less:
Pre-acquisition net income allocated to parent	—	(11,168)
General partner interest in net income	(14,516)	(4,540)
Limited partner interest in net income	$79,600	$51,993

Net income per limited partner unit - basic	$1.12	$0.86
Net income per limited partner unit - diluted	$1.12	$0.85

Weighted average limited partner units outstanding – basic	70,929	60,699
Weighted average limited partner units outstanding – diluted	71,086	60,827

(1)	Q3 2014 has been recast to include historical results of NWV Gathering, which was acquired on March 17, 2015.
(2)	Operating revenues included affiliate revenues of $111.6 million and $86.7 million for Q3 2015 and Q3 2014, respectively.

EQT Midstream Partners, LP Operating Revenues

	Three Months Ended September 30,
(Thousands)	2015	2014(1)
Transmission and Storage
Firm reservation fee revenues	$57,238	$45,731
Volumetric based fee revenues:
Usage fees under firm contracts(2)	11,200	13,698
Usage fees under interruptible contracts	1,468	3,007
Total volumetric based fee revenues	12,668	16,705
Total transmission and storage operating revenues	$69,906	$62,436
Gathering
Firm reservation fee revenues	$64,091	$12,647
Volumetric based fee revenues:
Usage fees under firm contracts(2)	8,562	16,385
Usage fees under interruptible contracts	6,230	29,454
Total volumetric based fee revenues	14,792	45,839
Total gathering operating revenues	$78,883	$58,486

(1)	Q3 2014 has been recast to include historical results of NWV Gathering.
(2)	Includes commodity charges and fees on volumes transported or gathered in excess of firm contracted capacity.

EQT Midstream Partners, LP Operating Results

	Three Months Ended
	September 30,
	2015	2014(1)
OPERATING DATA (in BBtu per day):
Transmission pipeline throughput (excluding AVC)
Firm capacity reservation	1,702	1,126
Volumetric based services(2)	292	593
Total transmission pipeline throughput (excluding AVC)	1,994	1,719

Average contracted firm transmission reservation commitments (excluding AVC)	2,266	1,660

AVC transmission pipeline throughput	57	98

Gathered volumes
Firm reservation	1,120	231
Volumetric based services(2)	386	978
Total gathered volumes	1,506	1,209

CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures(3)	$80,078	$95,582
Maintenance capital expenditures:
Ongoing maintenance(4)	11,562	5,702
Funded regulatory compliance	535	2,863
Total maintenance capital expenditures	12,097	8,565
Total capital expenditures	$92,175	$104,147

(1)	Q3 2014 has been recast to include historical results of NWV Gathering.
(2)	Includes volumes transported or gathered under interruptible contracts and volumes in excess of firm contracted capacity.
(3)

Does not include capital contributions made to MVP. In Q3 2015, EQM made a capital contribution of $30 million to MVP. In addition, EQM reimbursed EQT for capital contributions made to MVP as part of EQM’s assumption of EQT’s ownership interest in MVP in Q1 2015.

(4)	Approximately $5.7 million of the Q3 2015 ongoing maintenance capital expenditures are expected to be reimbursed by EQT.

EQT GP Holdings, LP Statements of Consolidated Operations (unaudited)

	Three Months Ended
	September 30,
(Thousands, except per unit amounts)	2015	2014(1)
Operating revenues(2)	$148,789	$120,922

Operating expenses:
Operating and maintenance	18,456	13,837
Selling, general and administrative	14,539	12,674
Depreciation and amortization	13,217	12,545
Total operating expenses	46,212	39,056
Operating income	102,577	81,866
Equity income	753	-
Other income	1,716	806
Interest expense	11,266	8,660
Income before income taxes	93,780	74,012
Income tax expense	—	15,139
Net income	93,780	58,873
Net income attributable to noncontrolling interests	55,644	33,739
Net income attributable to EQT GP Holdings, LP	$38,136	$25,134

Net income per limited partner unit – basic and diluted	$0.14	N/A

Weighted average limited partner units outstanding – basic and diluted	266,168	N/A

(1)	Q3 2014 has been recast to include historical results of NWV Gathering, which was acquired on March 17, 2015.
(2)	Operating revenues included affiliate revenues of $111.6 million and $86.7 million for Q3 2015 and Q3 2014, respectively.

CONTACT:
EQT Midstream Partners & EQT GP Holdings
Analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com